CONTRACT SCHEDULE


CONTRACT OWNER: John Doe                    CONTRACT NUMBER:  GA687456

JOINT OWNER:  Jane Doe                      ISSUE DATE:   04/15/04

ANNUITANT:  John Doe                        INCOME DATE:  04/1/25

PURCHASE PAYMENTS:
         INITIAL PURCHASE PAYMENT:  $25,000

         MINIMUM SUBSEQUENT
                  PURCHASE PAYMENT: $100 if you have selected the Automatic
                                    Investment Plan.

         MAXIMUM TOTAL
                  PURCHASE PAYMENTS: $1 million;  higher  amounts  may be
                                     accepted with our prior approval.

         ALLOCATION GUIDELINES:

               1. You can select up to 15 of the Investment Options at one time. This number will not decrease after the Issue Date.

               2. If allocations are made in percentages, whole numbers must be used.

               3. If the initial Purchase Payment and the forms required to issue a Contract are in good order, the initial Purchase Payment will be credited to your Contract within two (2) business days after receipt at the Service Center. Additional Purchase Payments will be credited to your Contract as of the Valuation Period when they are received in good order.


[INVESTMENT OPTIONS]:

         VARIABLE ACCOUNT: [Allianz Life of NY Variable Account C]

[DAVIS VA FINANCIAL]
[DREYFUS SMALL CAP STOCK INDEX]
[DREYFUS STOCK INDEX]
[FRANKLIN GLOBAL COMMUNICATIONS SECURITIES]
[FRANKLIN GROWTH AND INCOME SECURITIES]
[FRANKLIN HIGH INCOME]
[FRANKLIN INCOME SECURITIES]
[FRANKLIN LARGE CAP GROWTH SECURITIES]
[FRANKLIN REAL ESTATE]
[FRANKLIN RISING DIVIDENDS SECURITIES]
[FRANKLIN SMALL CAP]
[FRANKLIN SMALL CAP VALUE SECURITIES]
[FRANKLIN U. S. GOVERNMENT]
[FRANKLIN ZERO COUPON - 2005]
[FRANKLIN ZERO COUPON - 2010]
[JENNISON 20/20 FOCUS]

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[MUTUAL DISCOVERY SECURITIES]
[MUTUAL SHARES SECURITIES]
[PIMCO VIT ALL ASSET]
[PIMCO VIT HIGH YIELD]
[PIMCO VIT REAL RETURN]
[PIMCO VIT TOTAL RETURN]
[SP STRATEGIC PARTNERS FOCUSED GROWTH]
[TEMPLETON DEVELOPING MARKETS SECURITIES]
[TEMPLETON FOREIGN SECURITIES]
[TEMPLETON GROWTH SECURITIES]
[USAZ AIM BASIC VALUE]
[USAZ AIM BLUE CHIP]
[USAZ AIM DENT DEMOGRAPHIC TRENDS]
[USAZ AIM INTERNATIONAL EQUITY]
[USAZ DAVIS NY VENTURE]
[USAZ DREYFUS FOUNDERS GROWTH AND INCOME]
[USAZ DREYFUS PREMIER SMALL CAP VALUE]
[USAZ LEGG MASON VALUE]
[USAZ MONEY MARKET]
[USAZ OPPENHEIMER EMERGING GROWTH]
[USAZ OPPENHEIMER EMERGING TECHNOLOGIES]
[USAZ OPPENHEIMER GLOBAL]
[USAZ OPPENHEIMER INTERNATIONAL GROWTH]
[USAZ OPPENHEIMER MAIN STREET]
[USAZ PIMCO NFJ SMALL CAP VALUE]
[USAZ PIMCO PEA RENAISSANCE]
[USAZ PIMCO PEA VALUE]
[USAZ VAN KAMPEN AGGRESSIVE GROWTH]
[USAZ VAN KAMPEN COMSTOCK]
[USAZ VAN KAMPEN EQUITY AND INCOME]
[USAZ VAN KAMPEN EMERGING GROWTH]
[USAZ VAN KAMPEN GLOBAL FRANCHISE]
[USAZ VAN KAMPEN GROWTH]
[USAZ VAN KAMPEN GROWTH AND INCOME]

ALLIANZ LIFE OF NY GENERAL ACCOUNT:

Allianz Life of NY Fixed Account - THE ALLIANZ LIFE OF NY FIXED ACCOUNT CAN NEVER BE SELECTED BY OWNERS WITH THE LIVING GUARANTEES BENEFITS (LGBS). ALLOCATIONS TO AND FROM THE FIXED ACCOUNT MAY BE MADE ONLY BY THE COMPANY.

MORTALITY AND EXPENSE RISK CHARGE: During the Accumulation Phase, the mortality and expense risk charge is equal on an annual basis to 1.60% of the average daily net assets of the Variable Account.

The additional charge for the Enhanced Guaranteed Minimum Death Benefit is 0.20%. This charge is included in the mortality and expense risk charge of 1.60%.

During the Annuity Phase, the mortality and expense risk charge is equal on an annual basis to 1.40% of the average daily net assets of the Variable Account. We may decrease this charge, but we may not increase it.

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PREMIUM TAX: None.

CONTRACT MAINTENANCE CHARGE: The contract maintenance charge is $30.00 each Contract Year. The contract maintenance charge will not increase after the Issue Date of the Contract.

During the Accumulation Phase, the contract maintenance charge will be deducted from the Contract Value the last day of each Contract Year while this Contract is in force. If a full withdrawal is made on a date other than a Contract Anniversary and your Contract Value for the Valuation Period during which the full withdrawal is made is less than $75,000, the full contract maintenance charge will be deducted at the time of the withdrawal.

During the Accumulation Phase, the contract maintenance charge will be deducted from the variable Investment Options in the same proportion that the amount of the Contract Value in each variable Investment Option bears to the total Contract Value.

During the Accumulation Phase, if the total Contract Value is at least $75,000, we will not assess the contract maintenance charge. In the event you own more than one Contract of the same type issued by the Company, we will determine the total Contract Value for all of the Contracts. If the Contract Owner is a non-individual, we will look to the Annuitant in determining the foregoing.

We will not assess the contract maintenance charge during the Annuity Phase.

TRANSFERS:

     NUMBER OF FREE TRANSFERS PERMITTED: You are allowed at least 12 free transfers in any Contract Year. This applies to transfers prior to and after the Income Date.

     TRANSFER FEE: For each transfer in excess of the free transfers permitted, the transfer fee is $25. Transfers made at the end of the Right to Examine period by us, any transfers made pursuant to a regularly scheduled transfer or other transfers under programs specifically waiving the transfer fee will not be counted in determining the application of the transfer fee.

WITHDRAWALS:

     WITHDRAWAL CHARGE: During the Accumulation Phase, a withdrawal charge is assessed against Purchase Payments withdrawn. The charge is calculated at the time of each withdrawal.

     For partial withdrawals, the withdrawal charge is deducted from the remaining Contract Value and is deducted from the Investment Options in the same proportion that the amount of withdrawal from the Investment Options bears to the total Contract Value. The withdrawal charge is based upon the length of the time from receipt of the Purchase Payments. Withdrawals are deemed to have come from the oldest Purchase Payments first and from all Purchase Payments prior to earnings. Each Purchase Payment is tracked as to its date of receipt and the withdrawal charges are determined in accordance with the following:

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               WITHDRAWAL CHARGE - DURING THE ACCUMULATION PHASE:
              (as a percentage of each Purchase Payment withdrawn)

                    Number of Complete
                    YEARS SINCE RECEIPT OF PURCHASE PAYMENT            CHARGE
                  -----------------------------------------            ------
                                        0                                8.0%
                                        1                                7.5%
                                        2                                7.0%
                                        3                                6.0%
                                        4                                5.0%
                                        5                                4.0%
                                        6                                3.0%
                                       7 years or more                   0.0%

PARTIAL WITHDRAWAL PRIVILEGE: Each Contract Year, on a non-cumulative basis, you can make multiple withdrawals of up to 10% of total Purchase Payments without incurring a withdrawal charge.

Upon a full withdrawal, the partial withdrawal privilege is processed first and withdrawal charges are assessed against remaining Purchase Payments.

AMOUNT AVAILABLE FOR ANNUITY PAYMENTS: The amount available for Annuity Payments is your Contract Value less any applicable Premium Tax.

CURRENT INTEREST RATE CREDITED TO THE FIXED ACCOUNT:  X%
This rate is guaranteed for up to two years for amounts deposited or transferred in the issue month.

FIXED ACCOUNT GUARANTEED MINIMUM INTEREST RATE:  [1.5%]
We guarantee that the annual interest rate credited on amounts in the Fixed Account will be at least this rate.

RIDERS:
         Guaranteed Withdrawal Benefit Endorsement
         Guaranteed Account Value Benefit Endorsement
         Individual Retirement Annuity Endorsement
         403(b) Annuity Endorsement
         Fixed Account Endorsement
         Roth Individual Retirement Annuity Endorsement
         Enhanced Guaranteed Minimum Death Benefit Endorsement
         Unisex Endorsement

SERVICE OFFICE:   [USALLIANZ] SERVICE CENTER
                            [300 Berwyn Park
                            P.O. Box 3031 Berwyn, PA 19312-0031
                            800-624-0197]

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